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                                                                 [ANDERSEN LOGO]

                                                             Arthur Andersen LLP
June 4, 2002                                                 One Financial Plaza
                                                          Hartford CT 06103-2699

Office of the Chief Accountant                                  Tel 860 260 0500
Securities and Exchange Commission
450 Fifth Street, N.W.                                          www.andersen.com
Washington, D.C. 20549


Dear Sir or Madam:

We have read the Independent Accountants section included in the Proxy Statement dated June 6, 2002 of the Hartford HLS Funds and are in agreement with the statements contained therein insofar as they relate to Arthur Andersen LLP.

Very truly yours,

/s/ Arthur Andersen LLP

Arthur Andersen LLP


cc: George Richard Jay
    Vice President, Controller and Treasurer